UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2006

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


                        Delaware           0-10909              22-2343568
                    (State Or Other      (Commission           (IRS Employer
                     Jurisdiction Of     File Number)        Identification No.)
                     Incorporation)

                     420 Lexington Avenue, Suite 450
                           New York, New York                        10170
--------------------------------------------------------------------------------
               (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (212)-584-4814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

         On November 6, 2006, NeoStem, Inc. (the "Company") completed the registration of 20,018,131 shares of its common stock, par value $.001 per share, including 13,775,912 shares of common stock, 6,117,219 shares of common stock issuable upon the exercise of warrants and 125,000 shares of common stock issuable upon the conversion of certain convertible promissory notes. A registration statement on Form S-1 (File No. 333-137045) relating to these shares was filed with the Securities and Exchange Commission on November 3, 2006, and declared effective on November 6, 2006. All of the shares being registered are held by the Selling Stockholders listed in the registration statement. The Company will not receive any proceeds from the sale of shares held by the Selling Stockholders, but will receive proceeds from the exercise of outstanding warrants, the underlying stock of which is included in the registration statement, if such warrants are exercised for cash. The Company's common stock is quoted on the OTC Bulletin Board under the symbol "NEOI". A copy of the prospectus contained in the registration statement may be obtained by writing to NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170,
Attn: Catherine M. Vaczy, Esq., Vice President and General Counsel.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEOSTEM, INC.



                                        By: /s/Catherine M. Vaczy
                                            Catherine M. Vaczy
                                            Vice President and General Counsel




Dated:  November 6, 2006